EXHIBIT 99

                               FORM 4 JOINT FILER INFORMATION



Name: Schafer Brothers LLC

Address: 598 Madison Avenue New York, NY 10022

Designated Filer: O.S.S. Capital Management LP

Issuer and Ticker Symbol: Noven Pharmaceuticals Inc. [NOVN]

Date of Event requiring statement: October 29, 2008





/s/ Oscar S. Schafer
--------------------
Oscar S. Schafer
Senior Managing Member

                               FORM 4 JOINT FILER INFORMATION



Name: Mr. Oscar S. Schafer

Address: 598 Madison Avenue New York, NY 10022

Designated Filer: O.S.S. Capital Management LP

Issuer and Ticker Symbol: Noven Pharmaceuticals Inc.  [NOVN]

Date of Event requiring statement: October 29, 2008





/s/ Oscar S. Schafer
---------------------
Oscar S. Schafer

                               FORM 4 JOINT FILER INFORMATION



Name: Mr. Andrew Goffe

Address: 598 Madison Avenue New York, NY 10022

Designated Filer: O.S.S. Capital Management LP

Issuer and Ticker Symbol: Noven Pharmaceuticals Inc.  [NOVN]

Date of Event requiring statement: October 29, 2008





/s/ Andrew Goffe
-------------------
Andrew J. Goffe